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November 17, 2005


Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, DC 20549


Dear Sirs:

We have read the comments contained in Sub-Item 77k of Form N-SAR of the John Hancock Patriot Premium Dividend Fund I to be filed on November 25, 2005 and we agree with the statements made therein.

Very truly yours,



DELOITTE & TOUCHE LLP



                                                Member of
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